UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2012

BNC BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1226 Eastchester Drive

High Point, North Carolina 27265

(Address of principal executive offices)

(336) 869-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 2.01      Completion of Acquisition or Disposition of Assets.

On November 30, 2012, BNC Bancorp (the “Company”), the bank holding company for Bank of North Carolina (“BNC”), completed the acquisition by merger of First Trust Bank (“First Trust”) with and into BNC (the “Merger”). The Merger was completed pursuant to an Agreement and Plan of Merger dated as of June 4, 2012 (the “Merger Agreement”). Prior to entry into the Merger Agreement, no material relationship existed between the Company and First Trust and any of their respective affiliates.

Upon the closing of the Merger, each outstanding share of First Trust common stock, except for shares of First Trust common stock owned by First Trust, the Company or BNC (other than certain trust account shares), was converted into the right to receive either (i) $7.25 in cash, (ii) 0.98 shares of the Company’s common stock or (iii) a combination thereof, as elected by the First Trust shareholders and subject to the limitation that the total consideration would consist of 30% in cash and 70% in shares of the Company’s common stock. Cash was paid in lieu of fractional shares. The aggregate merger consideration consisted of 3,276,766 shares of the Company’s common stock and approximately $10.4 million in cash. Based upon the $8.47 per share closing price of the Company’s common stock on November 30, 2012, the transaction value was approximately $38.1 million.

The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. The representations and warranties in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in the Merger Agreement by disclosures that were made to the other party in connection with the negotiation of the Merger Agreement; (iii) may apply contractual standards of “materiality” or “Material Adverse Effect” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the Merger Agreement or such other date or dates as may be specified in the Merger Agreement. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company or First Trust.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of James T. Bolt, Jr. and Elaine M. Lyerly to Company’s Board of Directors

Under the Merger Agreement, following completion of the Merger, James T. Bolt, Jr. and a non-management member of the First Trust Board of Directors were to be appointed to serve on the Company’s Board of Directors (the “Board”). Effective upon closing of the Merger on November 30, 2012, in accordance with the Articles of Incorporation and Bylaws of the Company, the Board increased the number of directors of the Company from thirteen to fifteen and appointed Mr. Bolt and Elaine M. Lyerly to serve as directors until the Company’s 2013 Annual Meeting of Shareholders, or until their successors are elected and qualified, or their earlier removal, resignation, death or incapacity. Mr. Bolt is the former president and chief executive officer of First Trust. The Board has yet to determine any committee assignments for Mr. Bolt or Ms. Lyerly.

Ms. Lyerly will receive compensation as a nonemployee director consistent with the Company’s standard nonemployee director compensation practices, prorated for 2012 as applicable, and is also eligible to participate in the Stock Option Plan for Non-Employees/Directors (the “Plan”), pursuant to which members of the Board may receive awards or grants from time to time as recommended by the Compensation Committee of the Board and approved by the Board. A description of the Plan and the Company’s standard nonemployee director compensation practices can be found in the sections titled “Compensation Discussion & Analysis” and “2011 Director Compensation Table” in the Company’s definitive proxy statement in connection with its 2012 Annual Meeting of Shareholders filed on April 16, 2012. Mr. Bolt will not receive compensation as a director of the Company.

Each of the former directors of First Trust, including Mr. Bolt and Ms. Lyerly, executed a support agreement with the Company pursuant to which, among other things, they agreed to vote their shares of First Trust common stock in favor of the Merger and against an alternative business combination and agreed not to sell or transfer any shares of First Trust common stock. Additionally, each former director of First Trust, including Mr. Bolt and Ms. Lyerly, executed a director’s agreement with the Company pursuant to which, among other things, they agreed to certain noncompetition, noninterference and confidentiality provisions. The forms of such agreements are included as Exhibits A and B to the Merger Agreement.

Employment Agreement with James T. Bolt, Jr.

In connection with the Merger, the Company and BNC entered into an employment agreement with Mr. Bolt. Under the terms of the employment agreement, which will have a term of twenty-five months from the consummation of the Merger, Mr. Bolt will serve as Executive Vice President of BNC and receive an annual salary of $313,635 (which may be increased but not decreased during the term of the agreement). The employment agreement provides that Mr. Bolt shall be entitled throughout the term of the agreement to participate in any and all officer or employee compensation, bonus, incentive and benefit plans in effect from time to time, including without limitation plans providing pension, medical, dental, disability and group life benefits, including BNC’s 401(k) Plan, and to receive any and all other fringe benefits provided from time to time, provided that Mr. Bolt satisfies the eligibility requirements for the plans or benefits. Mr. Bolt shall be reimbursed for certain country club dues and other business expenses, and shall be provided with a late model automobile of the employer’s reasonable choosing for his personal and business use. The costs associated with the ownership of such automobile, including, but not limited to, taxes, insurance and maintenance shall be paid by the Company or BNC, and Mr. Bolt shall be entitled to keep the automobile at the end of his employment, together with a lump sum payment sufficient to pay the projected income tax liability to be incurred by Mr. Bolt due to the transfer of such automobile’s title.

Mr. Bolt’s employment agreement also provides that he will continue to receive his salary throughout the remaining term of his employment agreement if Mr. Bolt’s employment is terminated without cause or he terminates his employment with good reason. Such payments are contingent upon Mr. Bolt’s execution of and compliance with the terms of his noncompetition agreement. Under the terms of Mr. Bolt’s noncompetition agreement, he is entitled, in addition to his rights under the employment agreement, to receive an amount equal to $520,000 payable in monthly installments over a two-year period beginning upon Mr. Bolt’s termination of employment with BNC, so long as he complies with the provisions contained therein that restrict, among other things, his ability to compete or interfere with BNC’s business and clients for such two-year term.

Item 8.01      Other Events.

On November 30, 2012, the Company issued a press release announcing completion of the Merger. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01      Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The audited statements of financial condition of First Trust as of December 31, 2011 and December 31, 2010 and the audited statements of operations, comprehensive income, changes in shareholders’ equity and cash flows for the years ended December 31, 2011, 2010 and 2009, the notes related thereto and the Report of Independent Registered Public Accounting Firm, dated March 22, 2012, are incorporated herein by reference to Exhibit 99.2 to this Current Report on Form 8-K.

The unaudited statements of financial condition of First Trust as of June 30, 2012 and the unaudited statements of operations, comprehensive income and cash flows for the six months ended June 30, 2012 and 2011, and the notes related thereto, are incorporated herein by reference to Exhibit 99.3 to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

The required unaudited pro forma condensed combined financial information as of and for the six-month period ended June 30, 2012 and for the year ended December 31, 2011, and the notes related thereto, are incorporated herein by reference to Exhibit 99.4 to this Current Report on Form 8-K.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of June 4, 2012, by and between First Trust, the Company and BNC (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2012).

23.1	Consent of Dixon Hughes Goodman LLP

99.1	Press release, dated November 30, 2012, announcing completion of the Merger.

99.2	Report of Independent Registered Public Accounting Firm, dated March 22, 2012, audited statements of financial condition of First Trust as of December 31, 2011 and December 31, 2010 and audited statements of operations, comprehensive income, changes in shareholders’ equity and cash flows for the years ended December 31, 2011, 2010 and 2009, and the notes related thereto (incorporated herein by reference to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-184154) filed by the Company on October 16, 2012).

99.3	Unaudited statements of financial condition of First Trust as of June 30, 2012 and unaudited statements of operations, comprehensive income and cash flows for the six months ended June 30, 2012 and 2011, and the notes related thereto (incorporated herein by reference to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-184154) filed by the Company on October 16, 2012).

99.4	Unaudited pro forma condensed combined financial information as of and for the six month period ended June 30, 2012 and for the year ended December 31, 2011 (incorporated herein by reference to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-184154) filed by the Company on October 16, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2012

BNC BANCORP

By:	/s/ David B. Spencer
David B. Spencer
Executive Vice President & Chief Financial Officer (Principal Accounting Officer)

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of June 4, 2012, by and between First Trust, the Company and BNC (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2012).

23.1	Consent of Dixon Hughes Goodman LLP

99.1	Press release, dated November 30, 2012, announcing completion of the Merger.

99.2	Report of Independent Registered Public Accounting Firm, dated March 22, 2012, audited statements of financial condition of First Trust as of December 31, 2011 and December 31, 2010 and audited statements of operations, comprehensive income, changes in shareholders’ equity and cash flows for the years ended December 31, 2011, 2010 and 2009, and the notes related thereto (incorporated herein by reference to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-184154) filed by the Company on October 16, 2012).

99.3	Unaudited statements of financial condition of First Trust as of June 30, 2012 and unaudited statements of operations, comprehensive income and cash flows for the six months ended June 30, 2012 and 2011, and the notes related thereto (incorporated herein by reference to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-184154) filed by the Company on October 16, 2012).

99.4	Unaudited pro forma condensed combined financial information as of and for the six month period ended June 30, 2012 and for the year ended December 31, 2011 (incorporated herein by reference to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-184154) filed by the Company on October 16, 2012).